Exhibit 10.6
AMENDED EXHIBIT “A” TO EMPLOYMENT AGREEMENT
BETWEEN SYKES ENTERPRISES, INCORPORATED AND
DAVID L. PEARSON

BASE SALARY:	$4,886.54 per week payable biweekly

PERFORMANCE BONUS:	Eligible to participate in a performance based bonus program ranging from 0% to 50 % of base salary

FRINGE BENEFITS:	Eligible for standard executive benefits
THIS COMPANY RESERVES THE RIGHT, AT ITS DISCRETION, AT SUCH TIME OR TIMES AS IT ELECTS, TO CHANGE OR ELIMINATE THE PERFORMANCE BONUS, INCENTIVES, OR OTHER BENEFITS.
          IN WITNESS WHEREOF, the parties have executed this Amended Exhibit “A” as of the 29th day of September , 2008 .

SYKES ENTERPRISES, INCORPORATED		EXECUTIVE

By:	/s/ James T. Holder	/s/ David L. Pearson

	James T. Holder	Name: David L. Pearson
Sr. Vice President

Executive at will
Revised 07/07	Initial
Sykes Enterprises, Incorporated
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